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                                                                    EXHIBIT 23.6

                             [ADVEST LETTERHEAD]



CONSENT OF ADVEST, INC.

We hereby consent to the filing of our opinion to West Coast Bancorp, Inc. as an exhibit to the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 of F.N.B. Corporation and to the reference to us and to our opinion in the Proxy Statement-Prospectus that forms part of the Registration Statement. In giving this opinion we do not concede that we are within any category of persons whose consent is required in the Registration Statement.

                                     ADVEST, INC.


                                     /s/ Thomas G. Rudkin
                                     -----------------------------
                                     Thomas G. Rudkin
                                     Managing Director
                                     Financial Institutions Group


New York, New York
March 5, 1997